Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use of this Registration Statement of Navidec Financial Services, Inc. on Form SB-2 of our report dated March 13, 2004, with respect to our audit of the consolidated financial statements of Navidec, Inc. as of December 31, 2003 and the year then ended, that is included in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption "Experts".



/s/  Hein & Associates LLP
--------------------------
     HEIN & ASSOCIATES LLP


Denver, Colorado
June 20, 2005